UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT Pursuant

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  September 27, 2004

LABOR READY, INC.

(Exact Name of Registrant as Specified in Its Charter)

Washington
(State or Other Jurisdiction of Incorporation)

001-14543	91-1287341
(Commission File Number)	(IRS Employer Identification No.)

1015 A Street, Tacoma, Washington	98402
(Address of Principal Executive Offices)	(Zip Code)

(253) 383-9101
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

        ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.              Regulation FD Disclosure.

                On September 27, 2004 Labor Ready, Inc. announced that Billie Otto will assume direct responsibility for Labor Ready’s Information Systems Group, as Vice President and Chief Information Officer, replacing Rick Christmas.  Ms. Otto has been with Labor Ready since 1998, serving most recently as Vice President and Corporate Controller.   Prior to joining Labor Ready, Ms. Otto was in public accounting and earned a Masters degree from Golden Gate University.  In her current role, Ms. Otto has been an integral part of developing Labor Ready’s information systems and ensuring the appropriate needs of users are met, in addition to ensuring the necessary compliance and controls are developed into the company’s systems.  Ms. Otto will work closely with the senior management team to ensure the vision and objectives of the IS Group are aligned with the strategies of the company and will report to Steve Cooper, Executive Vice President and CFO.

Labor Ready also announced that in connection with Ms. Otto’s appointment as Chief Information Officer, Derrek Gafford will take responsibility for Accounting, Risk Management and Treasury, as Vice President of Finance and Accounting.  Mr. Gafford has been with Labor Ready since 2002 serving as Vice President and Treasurer.  Mr. Gafford is a Certified Public Accountant and began his career in public accounting and served in a variety of financial and accounting roles at other companies.  Mr. Gafford will also report to Steve Cooper.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LABOR READY, INC.
(Registrant)

Date: October 1, 2004	By:	/s/ Joseph P. Sambataro, Jr.
Joseph P. Sambataro, Jr.
Chief Executive Officer